UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 8, 2015
(Date of earliest event reported)

ITT Corporation
(Exact name of registrant as specified in its charter)

Indiana	001-05672	13-5158950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1133 Westchester Avenue White Plains, New York (Address of principal executive offices) 10604 (Zip Code)
(914) 641-2000 Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 - Costs Associated with Exit or Disposal Activities.

On May 11, 2015, ITT Corporation (the “Company”) announced a restructuring initiative for the Interconnect Solutions (ICS) business to reduce overall costs and better align it with current market conditions. The Company expects to incur cash restructuring costs, principally involuntary severance, of approximately $12 million for approximately 110 employees or 6% of the ICS global workforce. The Company expects to substantially complete these actions in the next twelve months. The benefits from this plan, after full implementation, are expected to yield pre-tax cash savings to the Company of approximately $9 million on an annual basis. The prorated 2015 benefit and the cost estimates were included within the Company’s earnings estimates and range of expected restructuring and realignment costs for 2015 disclosed on the Company’s recent first quarter conference call on May 1, 2015.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 8, 2015, the Company held its annual meeting of shareholders (the “Annual Meeting”). The following votes were taken at the Annual Meeting:

1) Election of Directors. At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors. Relevant voting information for each person follows:

	For	Against	Abstentions	Broker Non-Votes
Orlando D. Ashford	75,339,895	310,038	108,503	7,443,416
G. Peter D’Aloia	75,319,811	325,989	112,636	7,443,416
Donald DeFosset, Jr.	75,259,271	391,411	107,754	7,443,416
Christina A. Gold	74,755,880	893,904	108,652	7,443,416
Richard P. Lavin	74,468,931	1,180,986	108,519	7,443,416
Frank T. MacInnis	74,913,788	733,058	111,590	7,443,416
Rebecca A. McDonald	75,085,536	563,921	108,979	7,443,416
Timothy H. Powers	75,516,050	131,937	110,449	7,443,416
Denise L. Ramos	75,581,932	105,324	71,180	7,443,416

2) Ratification of Appointment of the Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015 was ratified by a vote of 82,144,945 shares voting for the proposal, 978,191 shares voting against the proposal and 78,716 shares abstaining from the vote on the proposal.

3) Advisory Vote on 2014 Named Executive Officer Compensation. The proposal for approval, in a non-binding vote, of the 2014 compensation of the Company’s named executive officers was approved by a vote of 71,864,375 shares voting for the proposal, 3,127,801 shares voting against the proposal, 766,260 shares abstaining from the vote on the proposal and 7,443,416 broker non-votes.

There were no other matters presented for a vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION (Registrant)

May 12, 2015	By:	/s/ Mary E. Gustafsson
		Name:	Mary E. Gustafsson
		Title:	Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)